                              TRANSFER AGENCY AGREEMENT

     THIS AGREEMENT is made as of the 15th day of January 1993, between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PROVIDENT FINANCIAL PROCESSING CORPORATION, a Delaware corporation which is an indirect wholly-owned subsidiary of PNC Financial Corp (the "Transfer Agent" or "PFPC").


                                 W I T N E S S E T H


     WHEREAS, the Fund is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Transfer Agent to serve as the Fund's transfer agent, registrar, and dividend disbursing agent, and the Transfer Agent is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Fund hereby appoints the Transfer Agent to serve as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the Fund's shares of beneficial interest, $.01 par value ("Shares"), for the period and on the terms set forth in this Agreement. The Fund presently issues five separate series of Shares which are described in the registration statement delivered to the Transfer Agent herewith and the Fund may from time to time issue additional series of Shares. Hereinafter each such series shall be referred to as a "Series." The Transfer Agent shall identify to each Series property belonging to such Series and in such reports, records, confirmations and notices to the Fund and other services provided hereunder shall promptly identify the Series to which such property, record, report, confirmation or service pertains and shall issue shares on a per Series basis as provided in the registration statement of the Fund. The Transfer Agent accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 16 of this Agreement. Any Series of Shares created by the Fund after the date hereof shall be included hereunder upon the mutual agreement of the Fund and the Transfer Agent.

     2. DELIVERY OF DOCUMENTS. The Fund has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Transfer Agent as transfer agent and registrar and dividend disbursing agent for the Fund and approving this Agreement;

          (b) Appendix A identifying and containing the signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund and to execute share certificates representing Shares;

          (c) The Fund's Certificate of Trust filed with the Delaware Secretary of State on October 17, 1992 and all amendments thereto;

          (d) The Fund's Agreement and Declaration of Trust and all amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

          (e) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called "By-Laws");

          (f) The Custodian Agreement between Provident National Bank and the Fund dated as of January 15, 1993;

          (g) The Administration and Accounting Services Agreement between the Transfer Agent and the Fund dated as of January 15, 1993; and

          (h) The Fund's most recent registration statement on Form N-1A under the 1940 Act (File No. 811-7436), as filed with the U.S. Securities and Exchange Commission (the "SEC") on January 15, 1993 and all amendments thereto (hereinafter the "Registration Statement").

     The Fund will furnish the Transfer Agent from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

     3.   DEFINITIONS.

          (a) "AUTHORIZED PERSON". As used in this Agreement, the term "Authorized Person" means any officer of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by the Transfer Agent from time to time.

          (b) "AFFILIATE". As used herein, "Affiliate" means any company that controls, is controlled by, or is under common control with PFPC.

          (c) "ORAL INSTRUCTIONS". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person. The Fund agrees to deliver to the Transfer Agent, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

          (d) "PFPC". As used in this Agreement "PFPC" means Provident Financial Processing Corporation.

          (e) "WRITTEN INSTRUCTIONS". As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by the Transfer Agent and signed by an

Authorized Person. Written Instructions include an electronic transmission properly originated and confirmed by the Fund.

          (f) "SHARES". As used in this Agreement the term "Shares" means each separate Series of shares of beneficial interest issued by the Fund that are subject to this Agreement and as to which the services provided hereunder relate.

     4.   INSTRUCTIONS CONSISTENT WITH DECLARATION OF TRUST, ETC.

          (a) Unless otherwise provided in this Agreement, the Transfer Agent shall act only upon Oral or Written Instructions. Although the Transfer Agent may know of the provisions of the Declaration of Trust and By-Laws of the Fund, the Transfer Agent may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration of Trust or By-Laws or any vote, resolution or proceeding of the Fund's shareholders, or of the Board of Trustees, or of any committee thereof.

          (b) The Transfer Agent shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Transfer Agent pursuant to this Agreement. The Fund agrees to forward to the Transfer Agent Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by the Transfer Agent by the close of business of the same day that such Oral Instructions are given to the Transfer Agent.
The Fund agrees that the fact that such confirming Written Instructions are not received by the Transfer Agent shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that the Transfer Agent shall incur no liability to the Fund in acting upon Oral Instructions given to the Transfer Agent hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person and provided further, if such Oral or Written Instructions were received from an Affiliate, that such Affiliate has acted without negligence (unless such Affiliate has received and transmitted erroneous instructions received from an Authorized Person that is not an Affiliate).

          (c) In the case of any action by the Fund requiring a change in the form of Share certificates, the Transfer Agent will, at the Fund's expense, issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

               (i) A Certificate authorizing the issuance of Share certificates in the new form;

              (ii) A certified copy of any amendment to the Declaration of Trust with respect to the change;

             (iii) Specimen Share certificates for each Series of Shares in the new form approved by the Board of Trustees of the Fund, with a Certificate signed by the Secretary of the Fund as to such approval; and

              (iv) An opinion of counsel for the Fund with respect to the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended

     (the "1933 Act"), the 1940 Act and any other applicable federal law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

     5. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, the Transfer Agent is authorized to take the following actions:

          (a) ISSUANCE OF SHARES. Upon receipt of (i) a purchase order from the Fund, an investor or in accordance with Written or Oral Instructions for the purchase of Shares and (ii) sufficient information to enable the Transfer Agent to establish a shareholder account, and after confirmation of receipt or crediting of Federal funds for such order or receipt of such other consideration for such Shares as may be described in the Registration Statement from the Fund's Custodian, the Transfer Agent shall issue and credit the account of such investor with Shares based on the current net asset value or offering price of such Shares as described in the Registration Statement.

          (b)  TRANSFER OF SHARES; UNCERTIFICATED SECURITIES.   Where a
shareholder does not hold a certificate representing the number of Shares in his account and does provide the Transfer Agent with instructions for the transfer of such Shares which include appropriate documentation to permit a transfer, then the Transfer Agent shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to applicable law relating to the transfer of shares of beneficial interest.

          (c) SHARE CERTIFICATES. If at any time the Fund decides to issue share certificates, the following provisions will apply:

               (i) The Fund will supply the Transfer Agent with a sufficient supply of share certificates representing Shares, in the form approved from time to time by the Board of Trustees of the Fund, and, from time to time, shall replenish such supply upon request of the Transfer Agent. Such share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Fund, whose names and positions shall be set forth as indicated on Appendix A, and notwithstanding the death, resignation or removal of any officer of the Fund, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to shareholders until the Transfer Agent is otherwise directed by Written Instructions.

               (ii) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by the Transfer Agent, except upon the receipt by the Transfer Agent of Written Instructions from the Fund.

               (iii) Upon receipt of signed share certificates in proper form for transfer, and upon cancellation or destruction thereof, the Transfer Agent shall countersign, register and issue new certificates for the same number of Shares in the name of the transferee and shall deliver them pursuant to instructions received from the transferor.

               (iv) Upon receipt of the share certificates, which shall be in proper form for transfer, together with the shareholder's instructions to hold such share certificates for safekeeping, the Transfer Agent shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

               (v) Upon receipt of written instructions from a shareholder of uncertificated securities for a certificate in the number of Shares in his account, the Transfer Agent will issue such share certificates and deliver them to the shareholder or other appropriate party in accordance with applicable law.

          (d) REDEMPTION OF SHARES. Upon receipt of a redemption order from a shareholder in a Series that is an open-end investment company and/or in accordance with Written Instructions, the Transfer Agent shall promptly notify PFPC, in its capacity as administration and accounting services agent, and the custodian of that Series of the amount necessary to pay such redemption and shall redeem the number of Shares indicated thereon from the redeeming shareholder's account pursuant to the procedures set forth in the Registration Statement or pursuant to Written Instruction amending such procedures of the Fund. When the Transfer Agent receives funds from the custodian of that Series, it shall disburse to the redeeming shareholder the redemption proceeds therefor, or arrange for direct payment of redemption proceeds to such shareholder by such custodian, by wire transfer or otherwise as provided in Written Instructions, all in accordance with such procedures and controls as are provided in the Registration Statement or as may be mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's custodians.

     6. AUTHORIZED SHARES. The Fund and the Series have an unlimited number of authorized Shares. The Transfer Agent shall record issues of all Shares.

     7. DIVIDENDS AND DISTRIBUTIONS. The Fund shall furnish the Transfer Agent with appropriate evidence of action by the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions as described in the Registration Statement. The Transfer Agent shall notify the custodians of the amount of cash necessary to pay such dividend or distribution and, after deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, the Transfer Agent shall in accordance with the instructions in proper form from a shareholder, the provisions of the Fund's Declaration of Trust and the procedures set forth in the Registration Statement or Written Instructions amending such procedures, issue and credit the account of the shareholder with Shares, or, if the shareholder so elects, pay such dividends or distribution in cash to the shareholder and in either case, in accordance with the procedures set forth in the Registration Statement or Written Instructions amending such procedures. In lieu of receiving from the custodian for a Series and paying to shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to shareholders by the custodian for that Series, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and such custodian.

     The Transfer Agent shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service. On behalf of the Fund, the Transfer Agent shall process and confirm shareholder address changes, recording new addresses, and shall mail certain requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Fund, all as required by applicable Federal tax laws and regulations.

     In accordance with the procedures set forth in the Registration Statement or Written Instructions amending such procedures, and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's custodians, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (1) transfers of funds from shareholders' accounts at financial institutions, including securities brokers and dealers and (2) exchange of Shares for eligible portfolio securities.

     8.   COMMUNICATIONS WITH SHAREHOLDERS.

          (a) COMMUNICATIONS TO SHAREHOLDERS. The Transfer Agent will address and mail all communications by the Fund to its shareholders, with copies to such persons as may be designated in Written Instructions from the Fund. Without limiting the foregoing, PFPC will prepare, address and mail confirmations of purchases and sales of Fund Shares, account changes, dividends and distributions, 1099's and other tax information, and monthly statements, and will address and mail dividend and distribution notices, reports to shareholders and proxy material for meetings of shareholders. The Transfer Agent will receive and tabulate the proxy cards for the meetings of the Fund's shareholders and notify the Fund of the results of such tabulations.

          (b) CORRESPONDENCE. The Transfer Agent will answer such correspondence from shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund.

     9. RECORDS. The Transfer Agent shall maintain records of the accounts for each shareholder showing the following information:

          (a) name, address and United States Tax Identification or Social Security number;

          (b) number and Series of Shares held and number and Series of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

          (c) historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

          (d) any stop or restraining order placed against a shareholder's account;

          (e) any correspondence relating to the current maintenance of a shareholder's account;

          (f)  information with respect to withholdings; and,

          (g) any information required in order for the Transfer Agent to perform any calculations contemplated or required by this Agreement.

     The books and records pertaining to the Fund which are in the possession of the Transfer Agent shall be the property of the Fund and shall be returned to the Fund or its designee upon request. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Transfer Agent's normal business hours. Upon the request of the Fund, copies of any such books and records shall be provided by the Transfer Agent to the Fund or the Fund's authorized representative or designee at the Fund's expense.

     10. ONGOING FUNCTIONS. The Transfer Agent will perform the following functions on an ongoing basis:

          (a)  provide the Fund with duplicate confirmations of

shareholder activity, whether executed through a dealer or directly with the Transfer Agent;

          (b) provide shareholder lists and statistical information concerning accounts to the Fund; and

          (c) provide timely notification of Fund activity and such other information as may be agreed upon from time to time between the Transfer Agent and the Fund's custodians, to the Fund or the custodians and such reports to the Fund as provided in Schedule A hereto.

     11. COOPERATION WITH ACCOUNTANTS. The Transfer Agent shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Fund from time to time.

     12. CONFIDENTIALITY. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present or potential shareholders, except after prompt prior notification to and approval in writing by the Fund, which approval may not be withheld where the Transfer Agent reasonably believes that it may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     13. EQUIPMENT FAILURES. In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Fund, promptly notify the Fund and take prompt, reasonable steps to minimize service interruptions but shall have no liability with respect thereto except, at its own expense, to reconstruct any records of the Fund that PFPC is required to prepare and maintain hereunder. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent; provided, that this exception shall not apply to equipment dedicated solely for use of PFPC and that PFPC has agreed to maintain as long as such equipment has not been altered by the Fund, or any of its affiliates. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. An equipment failure shall be beyond PFPC's control if it results from one or more of the events described in the last sentence of the first paragraph of Paragraph 18 hereunder.

     14. RIGHT TO RECEIVE ADVICE. PFPC shall be protected in any action or inaction PFPC takes in reliance on PFPC's counsel. PFPC shall notify the Fund of the receipt of such advice within a reasonable time.

     15. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. PFPC agrees to perform its duties hereunder in accordance with applicable law; however, PFPC assumes no responsibility for ensuring that the Fund complies with the applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the Commodities Exchange Act, as amended (the "CEA") and any laws, rules and regulations of governmental authorities having jurisdiction.

     16. COMPENSATION. As compensation for the services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC an annual fee calculated daily and payable monthly, as may be agreed to in writing from time to time by the Fund and PFPC.

     17.  INDEMNIFICATION.

          (a) The Fund agrees to indemnify and hold harmless the Transfer Agent from all taxes, charges, expenses (except expenses that are inherent to its duties hereunder), assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state or foreign securities laws, all as or to be amended from time to time) including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or the Fund's counsel on behalf of the Fund or (ii) upon Oral or Written Instructions provided by the Fund, the Advisor or any Sub-Advisor designated in writing by the Advisor and any Affiliate, provided that such Affiliate has not acted negligently (unless such Affiliate has received and transmitted erroneous instructions received from an Authorized Person that is not an Affiliate), and provided further, that the Transfer Agent shall not be indemnified against any liability (or any expenses incident to such liability) arising out of the Transfer Agent's own misfeasance, bad faith or negligence or disregard of its duties or responsibilities described in this Agreement.

          (b) PFPC shall not pay or settle any claim, demand, expense or liability to which it may seek indemnity pursuant to paragraph (a) above an ("Indemnifiable Claim") without the express written consent of the Fund. The Transfer Agent shall notify the Fund promptly of receipt of notification of an Indemnifiable Claim. Unless the Fund notifies PFPC within 30 days of receipt of Written Notice of such Indemnifiable Claim that the Fund does not intend to defend such Indemnifiable Claim, the Fund shall defend PFPC from such Indemnifiable Claim. The Fund shall have the right to defend any Indemnifiable Claim at its own expense, such defense to be conducted by counsel selected by the Fund. Further, the Transfer Agent may join the Fund in such defense at the Transfer Agent's own expense, but to the extent that it shall so desire, the Fund shall direct such defense. If the Fund shall fail or refuse to defend, pay or settle an Indemnifiable Claim, the Transfer Agent, at the Fund's expense consistent with limitations concerning attorney's fees expressed in Paragraph 17(a) hereof, may provide its own defense.

     18. RESPONSIBILITY OF THE TRANSFER AGENT. PFPC hereby represents that it is experienced in the provision of the services covered by this Agreement. In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise due care and diligence and to act in a timely manner and in good faith to assure the accuracy and completeness of all services performed under this Agreement. PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be responsible for its own negligent failure to perform its duties under this Agreement. In assessing negligence for purposes of this Agreement, the parties agree that the standard of care applied to PFPC's conduct shall be the care that would be exercised by a similarly situated service provider, supplying substantially the same services under substantially similar circumstances. Notwithstanding the foregoing, PFPC shall not be responsible for losses beyond its control, provided that PFPC has acted in accordance with the provisions of this Agreement and the standard of care set forth above; and provided further that the Transfer Agent shall only be responsible for that portion of losses or damages suffered by the Fund attributable to the negligence of PFPC. Losses shall be beyond PFPC's control if they result from or occur because of delays or errors or loss of data provided by persons other than the Transfer Agent, its Affiliates or their respective employees or agents, or acts of civil or military authority, national emergencies, labor difficulties (other than those of PFPC or its Affiliates), fire, equipment failure caused from forces external to the premises of PFPC or its Affiliates, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply and such other circumstances beyond PFPC's control.

     Without limiting the generality of the foregoing or of any other provision of this Agreement, PFPC in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of the validity or invalidity or authority or lack thereof of any Oral or Written Instruction received from the Fund, or an Affiliate, provided such Affiliate has not acted without negligence (unless such Affiliate has received and transmitted erroneous instructions received from an Authorized Person that is not an Affiliate), notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

     PFPC shall have no liability to the Fund for any losses or damages the nature of which is or was remote, unforeseen, unforeseeable or beyond the scope of reasonable anticipation at the time this Agreement was executed.

     19. DURATION AND TERMINATION. This Agreement shall continue in effect from the date hereof until terminated by either party upon not less than 180 days prior written notice to the other party. The foregoing provision notwithstanding, either party may terminate this Agreement in the event of a material breach of the terms hereof after written notice to the other party of such breach and a reasonable time for cure of such breach, unless such breach is not curable and, in such circumstances, this Agreement shall terminate, at the option of the injured party, three months after the date such notice is given.

     20. REGISTRATION AS A TRANSFER AGENT. The Transfer Agent represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should the Transfer Agent fail to be registered with the appropriate Federal agency as a transfer agent at any time during this Agreement, the Fund may, on written notice to the Transfer Agent, immediately terminate this Agreement.

     21. NOTICES. All notices and other communications, including Written Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Transfer Agent at Provident Financial Processing Corporation, 103 Bellevue Parkway,

Wilmington, Delaware 19809; (b) if to the Fund, at the address of the Fund; or
(c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

     22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     23. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

     24. DELEGATION OF DUTIES. On thirty (30) days prior written notice to the Fund, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Provident National Bank or PNC Financial Corp, provided that (i) the delegate agrees with the Transfer Agent to comply with all relevant provisions of this Agreement and applicable law; and (ii) the Transfer Agent and such delegate shall promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate. In the event of such delegation, PFPC shall remain liable under this Agreement.

     25. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     26. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, any agreements with respect to Written and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof of otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                              THE DFA INVESTMENT TRUST COMPANY



                              By:  /s/ Michael T. Scardina, VP & CFO
                                 -------------------------------------

                              PROVIDENT FINANCIAL
                              PROCESSING CORPORATION



                              By:  /s/ Joseph Gramlich
                                 -------------------------------------

                                        INDEX

Paragraph                                                             Page
---------                                                             ----

 1.  Appointment
 2.  Delivery of Documents
 3.  Definitions
 4.  Instructions Consistent with
     Declaration of Trust, etc.
 5.  Transactions Not Requiring Instructions
 6.  Authorized Shares
 7.  Dividends and Distributions
 8.  Communications with Shareholders
 9.  Records
10.  Ongoing Functions
11.  Cooperation with Accountants
12.  Confidentiality
13.  Equipment Failures
14.  Right to Receive Advice
15.  Compliance with Government Rules and
     Regulations
16.  Compensation
17.  Indemnification
18.  Responsibility of the Transfer Agent
19.  Duration and Termination
20.  Registration as a Transfer Agent
21.  Notices
22.  Further Actions
23.  Amendments
24.  Delegation of Duties
25.  Counterparts
26.  Miscellaneous

                                      APPENDIX A



          I, Irene R. Diamant, Secretary of The DFA Emerging Markets Fund Inc., a Maryland Corporation (the "Fund") do hereby certify that:

          The following individuals are duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:

NAME                                    SIGNATURE
----                                    ---------

David G. Booth                          /s/ David G. Booth
                                        -----------------------------

Rex A. Sinquefield                      /s/ Rex A. Sinquefield
                                        -----------------------------

Jeanne C. Sinquefield                   /s/ Jeanne C. Sinquefield
                                        -----------------------------

Michael T. Scardina                     /s/ Michael T. Scardina
                                        -----------------------------

Irene R. Diamant                        /s/ Irene R. Diamant
                                        -----------------------------

Deborah J. Ferris                       /s/ Deborah J. Ferris
                                        -----------------------------

Richard Eustice                         /s/ Richard Eustice
                                        -----------------------------

Yvette Horne                            /s/ Yvette Horne
                                        -----------------------------

Jeffrey Cieslak                         /s/ Jeffrey Cieslak
                                        -----------------------------

                                        /s/ Irene R. Diamant
                                        -----------------------------
                                        Secretary

                                      SCHEDULE A



          PURSUANT TO PARAGRAPH 10(c) OF THE AGREEMENT, THE TRANSFER AGENT WILL PROVIDE THE FOLLOWING REPORTS TO THE FUND:


     Statistic or Special Request                      Frequency
     ----------------------------                      ---------

a.   Prepare mailing labels                            As requested

b.   Data transmission of transactions,                Monthly
     new clients, address changes, etc.

c.   Statistical package

     1.   By Series - purchase and redemption          Monthly
          statistics

     2.   By Series - analysis of type and size        Monthly
          of investor

     3.   Listing of 5% shareholders for proxy         As requested
          and registration statement purposes

     4.   Listing of purchases and redemptions by      Daily
          Series

     5.   Shareholder listing                          Monthly

     6.   Sales report                                 Monthly

     7.   Year to date daily net asset value per       Monthly
          share listing by Series

                                      APPENDIX A



          I, Irene R. Diamant, Secretary of The DFA Investment Trust Company, a Delaware business trust (the "Fund"), do hereby certify that:

          The following individuals are duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund:

         NAME                           SIGNATURE
         ----                           ---------

David G. Booth
                                        -----------------------------

Rex A. Sinquefield
                                        -----------------------------

Jeanne C. Sinquefield
                                        -----------------------------

Michael T. Scardina
                                        -----------------------------

Irene R. Diamant
                                        -----------------------------

Deborah J. Ferris
                                        -----------------------------

Ramakrishnan Chandraseker
                                        -----------------------------

Cem Severoglu
                                        -----------------------------

Carl Snyder
                                        -----------------------------

Byron B. Snider
                                        -----------------------------

David Plecha
                                        -----------------------------

Arthur Barlow                           /s/ Arthur Barlow
                                        -----------------------------

Christopher Sullivan
                                        -----------------------------
Robert Deere
                                        -----------------------------
Scott Thorton
                                        -----------------------------
David Price
                                        -----------------------------
Kamyab Hashemi-Nejad
                                        -----------------------------
Richard Eustice
                                        -----------------------------


     With respect to any international equity Series of the Fund:

Garrett Quigley                          /s/ Garrett Quigley
                                        -----------------------------


                                        -----------------------------
                                                Secretary

                                         -21-